UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: April 3, 2020

resTORbio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38359	81-3305277
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Boylston Street, 13th Floor Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 315-5528

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TORC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On April 3, 2020, resTORbio, Inc. (the “Company”) issued a press release to announce that it will postpone enrollment in the fifth cohort of its ongoing Phase 1b/2a trial of RTB101, an orally administered, small molecule product candidate that is a potent target inhibitor of rapamycin complex (TORC1), alone or in combination with sirolimus, in Parkinson’s disease (PD). The trial is being conducted at clinical sites in New Zealand and the enrollment delay is a consequence of the COVID-19 level 4 alert in New Zealand, where all non-essential services have been closed and people have been instructed to stay home.

Phase 1b/2a Trial of RTB101 alone and in combination with sirolimus in Parkinson’s disease study results

The multicenter, 2:1 randomized, double-blind, placebo-controlled Phase 1b/2a trial is evaluating the safety and tolerability of RTB101 alone or in combination with escalating doses of sirolimus (2 mg, 4 mg and 6 mg) once weekly for 4 weeks in patients with Parkinson’s disease. To date, patients have been enrolled in four cohorts and dosed once weekly with 300 mg of RTB101 alone, 2 mg of sirolimus alone, a combination of 300 mg RTB101 and 2 mg of sirolimus, or a combination of 300 mg RTB101 and 4 mg of sirolimus. Results of the interim study analysis after the first 3 cohorts indicated that all 3 dosing regimens were well tolerated and RTB101 300 mg once weekly was observed to cross the blood brain barrier. The concentrations of RTB101 in cerebrospinal fluid (CSF) in subjects dosed with RTB101 300 mg once weekly monotherapy were higher than expected and based on preclinical models, have the potential to induce autophagy in the brain. Sirolimus at the dose of 2 mg, alone or in combination with RTB101, was not detected in the CSF. Data from the first three cohorts in the study suggest that the concentrations of RTB101 observed in the CSF four hours after dosing were highest when RTB101 was given as a monotherapy. Enrollment and dosing of the RTB101 300 mg in combination with sirolimus 4 mg once weekly cohort has been completed.

Forward Looking Statements

This Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: our expectations of the potential impact of COVID-19 on strategy, future operations, and the timing of its clinical trials and specifically the enrollment of the fifth cohort in our ongoing Phase 1b/2a trial; the safety, efficacy and regulatory and clinical progress of our product candidates, including RTB101 alone or in combination with sirolimus. Investors are cautioned that statements in this Form 8-K which are not strictly historical statements, including, without limitation, express or implied statements or guidance regarding our Phase 1b/2a clinical trial of RTB101 in combination with sirolimus in Parkinson’s disease, our plans to develop RTB101 alone or in combination with rapalogs, including the therapeutic potential and clinical benefits thereof and the potential patient populations that may be addressed by our product candidates, our ongoing and future clinical trials for RTB101 , including the timing of the initiation and anticipated results of these trials, the continued expansion of our pipeline into Parkinson’s disease, and our ability to replicate results achieved in our clinical trials in any future trials, constitute forward-looking statements. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties that are more fully discussed in the section entitled “Risk Factors” in the Annual Report on Form 10-K filed by resTORbio, Inc. with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2020	resTORbio, Inc.

	By:	/s/ Chen Schor
Chen Schor
President and Chief Executive Officer